Exhibit 23.1

(Contained in Opinion-Exhibit 5.1)

Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use {incorporation by reference} in this Registration Statement of VirTra Systems, Inc on Form S-8 of our report dated March 29, 2007 for VirTra Systems, Inc. We also consent to the reference to us under the heading "Experts" in this registration statement.

McElravy, Kinchen & Associates, PC
www.Mcelravy.com

Houston, Texas

August 24, 2007